                                                                  EXHIBIT 10.56


                   BAYSIDE BUSINESS PARK, FREMONT, CALIFORNIA
                          STANDARD INDUSTRIAL LEASE-NET
                                  LEASE SUMMARY

The following information is incorporated into the terms of the attached Basic Lease.

I.       LANDLORD:                  Bayside Spinnaker Partners *

II.      TENANT:                    Radiation Sterilizers, Inc.

III.     PREMISES:                  4020 Clipper Court, Fremont, California

IV.      BUILDING:                  Building H, Bayside Plaza III

V.       TERM:

         Lease Term:                Sixty (60) months.

         Lease Commencement (check one):

         X Subject to completion of improvements. Landlord's current estimate of the substantial completion date is July 28, 1989.

                  Commencement Date:                 ________________, 19___
                  Landlord initials:___              Tenant initials:___

VI.      OPTION TO EXTEND, if any:

VII.     CHARGES:

         Base Rent:  See Exhibit D.

         Security Deposit:  Five Thousand One Hundred Seventy ($5,171).
                                                     One Dollars
         Tenant's Percentage Share of Building
         Operating Expenses:  Sixteen and Two Tenths percent (16.2%)

         Tenant's Percentage Share of Outside
         Area and Real Property Tax Expenses:  Seven and Seven Tenth (7.7%)

         Estimated Monthly Expense:  Six Hundred Thirty Eight ($638)

         Rental Adjustment Schedule:  See Exhibit E

VIII. ATTACHMENTS: The following Exhibits are attached to and a part of this Lease, for the purpose stated in the Basic Lease:

Exhibits A-1, A-2, B, D, E, F, I and Addendum

IX. EXECUTION: The undersigned Landlord and Tenant agree to the provisions of this Lease, including the attached Basic Lease and the Exhibits identified.

                  Dated as of       7/17, 19*

                           Landlord:        Bayside Spinnaker Partnership, a
                                            California limited partnership

                                            By King & Lyons, a California
                                            general partnership, general partner


                                            By: /s/
                                                -------------------------------
                                            Its:  Partner

                           Tenant:          Radiation Sterilizers, Inc., a

                                            By: /s/
                                                -------------------------------
                                            Its:  Vice President Administration

                                    TABLE OF CONTENTS
                                    -----------------

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
1.       Premises and Outside area                                                               4

2.       Term                                                                                    4

         2.1      Commencement                                                                   4
         2.2      Postponement                                                                   4
         2.3      Option to Extend                                                               4

3.       Rent                                                                                    4
         3.1      Payment of Rent                                                                4
         3.2      Expense Reimbursements                                                         5
         3.3      Late Payment Charge; Interest                                                  5
         3.4      Security                                                                       5

4.       Uses                                                                                    6
         4.1      Premises                                                                       6
         4.2      Exterior                                                                       6
         4.3      Hazardous Materials                                                            6
         4.4      Covenants, Conditions and Restrictions                                         6
         4.5      Rules and Regulations                                                          6

5.       Alterations and Additions                                                               7

6.       Maintenance and Repair                                                                  7
         6.1      Tenant's Obligations                                                           7
         6.2      Landlord's Obligations                                                         7
         6.3      Tenant's Obligation to Reimburse                                               7

7.       Taxes                                                                                   8
         7.1      Tenant's Personal Property                                                     8
         7.2      Tenant's Obligation to Pay Real Property Taxes                                 8
         7.3      Definition                                                                     8
         7.4      Supplemental Assessments                                                       9

8.       Utilities and Services                                                                  9

9.       Indemnity                                                                               9

10.      Waiver of Claims                                                                        9

11.      Insurance                                                                               9
         11.1     Tenant's Liability Insurance                                                   9
         11.2     Tenant's Property Insurance                                                    9
         11.3     Landlord's Liability Insurance                                                 9
         11.4     Landlord's Property Insurance                                                  9
         11.5     Payment                                                                        9
         11.6     Waiver of Subrogation                                                         10
         11.7     Insurance Policies                                                            10

12.      Damage of Destruction                                                                  10
         12.1     Damage                                                                        10
         12.2     Tenant's Property                                                             10
         12.3     Waiver                                                                        10

13.      Condemnation                                                                           10

14.      Advertisements and Signs                                                               10

15.      Entry by Landlord                                                                      11

16.      Assignment and Subletting                                                              11
         16.1     Landlord's Conceit Required                                                   11
         16.2     Documentation                                                                 11
         16.3     Terms and Conditions                                                          11
         16.4     Partnership                                                                   11
         16.5     Corporation                                                                   11
         16.6     Landlord's Remedies                                                           12


                                       2.

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
17.      Default                                                                                 12
         17.1     Event of Default                                                               12
         17.2     Remedies                                                                       12
         17.3     No Relief From Forfeiture After Default                                        13
         17.4     Landlord's Right To Perform Tenant's Obligations                               13
         17.5     Remedies Not Exclusive                                                         13
         17.6     Termination, Surrender and Abandonment                                         13

18.      Effect of Conveyance                                                                    13

19.      Instruments Required by Lender                                                          13

20.      Tenant's Certificate                                                                    13

21.      Subordination and Attornment                                                            13

22.      Notices                                                                                 14

23.      No Accord and Satisfaction                                                              14

24.      Attorneys' Fees                                                                         14

25.      Holding Over                                                                            14

26.      General Provisions                                                                      14
         26.1     Entire Agreement                                                               14
         26.2     Time                                                                           14
         26.3     Captions                                                                       14
         26.4     California Law                                                                 15
         26.5     Partial Invalidity                                                             15
         26.6     No Warranties                                                                  15
         26.7     Joint and Several Liability                                                    15
         26.8     Binding on Successors                                                          15
         26.9     Authority                                                                      15
         26.10    Memorandum of Lease                                                            15

Exhibits
--------

A-1      The Premises
A-2      The Building
B        Work Letter Agreement
D        Base Rent
E        Rent Adjustment Schedule
F        Sign Standards
I        Floor Plan


                                       3.

                              BAYSIDE BUSINESS PARK
                                   BASIC LEASE

         This Lease is made and entered into by and between "Landlord" and "Tenant" as these terms are defined in the Lease Summary.

         1. Premises and Outside Area. Landlord hereby leases the Premises to Tenant and Tenant leases the Premises from Landlord for the term, at the rental, and upon all of the conditions set forth herein and in the Lease Summary. The Premises, the Building, and the parcel of land upon which the same are located, along with all other building and improvements thereon, are herein collectively referred to as the "Property." A map showing the Premises is attached as Exhibit "A-1"; a map showing the Building and the Property is attached as Exhibit "A-2". The Property is part of the Bayside Business Park (the "Park"). The term "Outside Area" is defined as all areas and facilities in the Park provided by Landlord or the Bayside Business Park Association for the non-exclusive use of Landlord, Tenant and other tenants of the Park, including, but not limited to, parking areas, roadways sidewalks, landscaped areas, loading and unloading areas, service areas, and trash disposal facilities. Tenant shall have the non-exclusive right to use the Outside Area, subject to any rights reserved by Landlord and any rules or restrictions governing the use thereof issued from time to time by Landlord.

         2. Term. This Lease shall begin on the commencement date and continue for the term stated in the Lease Summary, in accordance with the following:

         2.1 Commencement. The commencement date shall be the Commencement Date stated in the Lease Summary or, if no Commencement Date is stated, the earlier of (i) the date of substantial completion of the improvements to be constructed by Landlord on the Premises, according to any description of Landlord work set forth on Exhibit B to this Lease, or ii) the date on which Tenant first uses a portion of the Premises in its business. "Substantial completion" shall have occurred on the first date on which (i) the governmental authority having jurisdiction has authorized occupancy of the Premises, (ii) electric power is available at the Premises, and (iii) the architect, engineer, or other person supervising construction of the improvements certifies that they are substantially complete and ready for occupancy, subject only to "punch-list" defects that do not materially diminish the usefulness of the Premises. Landlord shall advise Tenant, from time to time and in good faith, of the estimated completion date. Upon ascertaining the commencement date, the parties shall insert that date in the Lease Summary as the "Commencement Date," and initial the insertion. If the commencement date is other than the first day of a calendar month, then the lease term shall extend for the number of months stated in the Lease Summary, beginning with the first day of the month following the commencement date.

         2.2 Postponement. If, for any reason, Landlord is unable to deliver possession of the Premises to Tenant on a Commencement Date stated in the Lease Summary, the commencement of the lease term will be postponed, without liability to either party or affecting the validity of this Lease, and the term shall begin on such date as Landlord is able to deliver possession. However, if Landlord is unable to deliver possession within three (3) months after any such stated Commencement Date, or within one year after execution of this Lease if no Commencement Date is stated in the Lease Summary, then this Lease shall thereupon terminate without liability to either party.

                  2.3 Option to Extend. If there is an option to extend the term of the Lease, the provisions of the optional term shall be set forth in attached Exhibit C-1. Rent during an option term shall be as set forth in Exhibits C-2 and C-3.

         3.       Rent.

         3.1 Payment of Rent. Tenant shall pay to Landlord the Base Rent as set forth on attached Exhibit D, without deduction, offset, prior notice or demand, in advance on the first day of each calendar month of the term of this Lease. Rent shall be payable in lawful money of the United States to Landlord at such place as Landlord may designate. Tenant's obligation to pay rent for any partial month shall be prorated on the basis of a thirty (30) day month. Base Rent shall be increased in accordance with the "Rent Adjustment Schedule" attached to this Lease as Exhibit E.


                                       4.

         3.2      Expense Reimbursements.

                  (a) Tenant shall pay to Landlord during the term hereof, in addition to the Base Rent, as additional rent (the "Additional Rent"):

                           (i) Tenant's allocable share of Building Operating
Expenses and Outside Area Expenses, respectively, as set forth in Paragraph 6.3 herein; and

                           (ii) Tenant's allocable share of all Real Property
Taxes relating to the Property, as set forth in Paragraph 7.2 herein:

                           (iii) Tenant's allocable share of insurance premiums,
as set forth in Paragraph 11.5; and

                           (iv) All charges, costs and expenses which Tenant is
required to pay hereunder, together with all late charges, interest, costs and expenses including attorneys' damages, reasonable costs and expenses which Landlord may incur by reason of Tenant's default or breach of this Lease.

                  (b) In the event of nonpayment by Tenant of Additional Rent, Landlord shall have all the rights and remedies with respect thereto as Landlord has for nonpayment of Base Rent.

                  (c) From and after the Commencement Date, Tenant shall pay to Landlord on the first day of each calendar month of the lease term an amount estimated by Landlord to be the monthly Additional Rent. Within ninety (90) days following the end of each calendar year Landlord shall furnish Tenant a statement of the actual expenses incurred by Landlord in the calendar year and the payments made by Tenant with respect to such period. If Tenant's payments do not equal the amount of the actual expenses, Tenant shall pay Landlord the deficiency within fifteen (15) days after receipt of such statement. If Tenant's payments exceed the actual expenses, Landlord shall offset the excess against the Additional Rent next thereafter to become due to Landlord. The initial "Estimated Monthly Expense" for the Premises is set forth on the Lease Summary. The "Estimated Monthly Expense" may be adjusted by Landlord's providing thirty
(30) days written notice to Tenant of the changed Estimated Monthly Expense.

         3.3 Late Payment Charge; Interest. If any installment of rent or any other sum due from Tenant is not received by Landlord within five (5) days after the due date. Tenant shall pay to Landlord an additional sum equal to ten percent (10%) of the amount overdue as late charge to compensate for processing and accounting charges and any charges that may be incurred by Landlord with regard to any financing secured by the Property. Acceptance of an late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount. Any amount not paid by Tenant when due hereunder shall bear interest at the lower of five percent (5%) per annum plus the ten discount rate of the Federal Reserve Bank of San Francisco, or the highest rate then allowed by law, from the date due until paid in full. Payment of such interest shall not excuse or cure any default by Tenant.

         3.4      Security.

                  (a) Tenant has deposited the Security Deposit with Landlord as security for the full and faithful performance by Tenant of every term and covenant of this Lease. In the event Tenant defaults in the performance of any of its obligations hereunder, Landlord may use or apply any portion of the Security Deposit to cure the default or to compensate Landlord for its damages from the default, in which event Tenant shall promptly deposit with Landlord the sum necessary to restore the Security Deposit to its original amount. Upon termination of this Lease and performance of all of Tenant's obligations hereunder, Landlord shall return the Security Deposit or any balance thereof to Tenant. Tenant shall not be entitled to any interest on the Security Deposit, and Landlord shall be entitled to commingling the Security Deposit with its general funds.

                  (b) Tenant grants Landlord a security interest in all personal property owned by Tenant, placed upon the Premises, and used by Tenant in its business on the Premises, not including inventory held for sale and accounts receivable. Landlord's security interest shall attach on the first date that such property is placed on the Premises; if Tenant is not then in default hereunder, any such property may be removed from the Premises during the lease term, free of Landlord's security interest, if such removal is accomplished in the ordinary course of Tenant's business or for the purpose of acquiring replacement property.


                                       5.

At Landlord's request, Tenant shall execute such documents, including form UCC-1, as may be appropriate to perfect Landlord's possession of the security; such possession shall be deemed to occur, at Landlord's option, upon any abandonment, vacating, or surrender of the Premises by Tenant.

         4.       Uses.

                  4.1 Premises. The Premises shall be used only for general industrial, research and development, warehousing, and office purposes. Landlord makes no warranty or representation regarding the suitability of the Premises for Tenant's intended use, and Tenant has conducted all investigations regarding such suitability, including, but not limited to, the determination that Tenant's intended use is permitted by applicable zoning ordinances and regulations. Notwithstanding the permitted uses set forth above, Tenant will engage in no activity on the Premises that would, in the judgment of any insurer of the Premises, increase the premium on any of Landlord's insurance over the amount otherwise charged therefor or cause such insurance to be cancelled. In its use of the Premises, Tenant will comply with all applicable laws, governmental regulations, and tract restrictions. Tenant will commit no nuisance or waste on the Premises and will not cause any unreasonable odors, noise, vibration, electronic emissions, or any other item to emanate from the Premises so as to damage Landlord's property or interfere with any other person.

                  4.2 Exterior. No portion of the area outside of the Building is leased to Tenant. However, Tenant may utilize truck access and turning areas in a reasonable manner, and Tenant may utilize designated parking areas, in common with Landlord's other tenants, for daily parking of passenger vehicles. No rubbish containers may be stored outside of the Premises except inside existing trash enclosure areas. No other materials may be stored outside of the Premises. Tenant may not erect or maintain any sign or other marking on, or visible from, the exterior of the Premises without Landlord's prior written consent; such consent will not be unreasonably withheld for any sign that conforms to Park sign standards which standards are set forth on attached Exhibit F. Tenant shall have no right of access to the Building roof, and Tenant shall make no penetrations in the roof without Landlord's prior written consent.

                  4.3      Hazardous Materials.

                           (a) Tenant shall not cause or permit to be discharged
from or about the Premises or the Building any hazardous, toxic, or radioactive materials, including, but not limited to, those materials identified in Section 66680 or within the criteria set forth in Section 66693 et seq. of Title 22 of the California Administrative Code, Division 4, Chapter 30, as amended from time to time (collectively, "Hazardous Materials"). Tenant shall at its sole expense comply with all applicable governmental rules, regulations, codes, ordinances, statutes and other requirements respecting Hazardous Materials in Connection with Tenant's activities on or about the Premises, the Property or the Park. Tenant shall at its sole cost perform all clean-up and remedial actions which may be required of Tenant by any governmental authority.

                           (b) Tenant shall indemnify and hold Landlord harmless
from all costs, claims, judgments, losses, demands, causes of action, proceedings or hearings, including Landlord's attorneys' fees and court costs, relating to the storage, placement or use of Hazardous Materials by Tenant on or about the Premises. Tenant shall reimburse Landlord for (i) losses in or reductions to rental income resulting from Tenant's use, storage, or disposal of Hazardous Materials; (ii) all costs of clean-up or other alterations to the Premises necessitated in the fair market value of the Property caused by Tenant's use, storage, or disposal of Hazardous Materials. The obligations of Tenant under this Paragraph 4.3 shall survive the expiration of the lease term.

                  4.4 Covenants, Conditions and Restrictions. Tenant shall comply with the Declaration of Covenants, Conditions and Restrictions recorded for Bayside Park and any amendments thereto, a copy of which has previously been provided to Tenant.

                  4.5 Rules and Regulations. Tenant shall comply with all rules and regulations set forth in Exhibit "G" hereto (if any), and any subsequent amendments or additions thereto which Landlord may from time to time promulgate for the safety, care, cleanliness and orderly management of the Building and Outside area.


                                       6.

         5. Alterations and Additions. Tenant shall not make any alteration, addition or utility installation (collectively "Changes") to the Premises without Landlord's prior written consent. In making any approved changes hereunder, Tenant shall comply with all applicable building codes and other governmental requirements. Unless Landlord has specifically waived this provision in writing prior to the installation of the Changes, such Changes (i) shall be removed from the Premises, and all damage resulting from such removal repaired by Tenant prior to the expiration or sooner termination of the lease term, or (ii) shall remain on the Premises at the end of the lease term and become the property of the Landlord, at Landlord's sole election. In making all Changes, Tenant shall hold Landlord harmless from mechanics' liens and all other liability resulting therefrom. Tenant shall not proceed to make any changes until five (5) days after receipt of Landlord's written consent, in order that Landlord may post on the Premises appropriate notices to avoid any liability of liens by reason thereof.

         6.       Maintenance and Repair.

                  6.1 Tenant's Obligations. Except as otherwise specifically provided herein, Tenant shall, at Tenant's expense, keep in good and safe condition, order and repair the Premises, including without limitations, (a) plumbing, fire sprinkler, sewage, and heating, ventilation and air conditioning ("HVAC") systems, which service only the Premises, (b) all electrical and lighting facilities and equipment within the Premises, (c) all fixtures, floors, and ceilings, and (d) all windows, doors, glass, and skylights located within the Premises. Landlord may, by written notice to Tenant, elect at any time to assume responsibility for performing maintenance, repair and replacement of all HVAC equipment servicing only the Premises. All costs incurred by Landlord in performing such maintenance, repair and replacement shall be paid by Tenant on a periodic basis within ten (10) days after receipt of a written invoice therefor from Landlord. All repairs required to be made by Tenant shall be made promptly with new materials of like kind and quality. If the repair work affects the structural parts of the Building, or if the estimated cost of any item of repair exceeds One Thousand Dollars ($1,000), then Tenant shall first obtain Landlord's written approval of the scope of work, plans therefor, materials to be used, and the contractor. Tenant hereby waives the benefit of any statute now or hereinafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good condition, order and repair. Tenant specifically waives all rights it may have under Sections 1932(1), 1941, and 1942 of the California Civil Code, and any similar or successor statute or law.

                  6.2 Landlord's Obligations. Subject to the provisions of this Lease dealing with damage or destruction, Landlord shall maintain, at its expense, the structural soundness of the Building foundation, walls, floors, and roof. Subject to Tenant's obligation to pay a percentage share of the cost in accordance with Paragraph 6.3, Landlord shall maintain the Outside Area.

                  6.3 Tenant's Obligation to Reimburse.

                           (a) Tenant shall pay (a) Tenant's Percentage Share of
all Building Operating expenses (as defined below) as may be paid or incurred by Landlord during the term of this Lease, and (b) Tenant's Percentage Share of Outside Area Expenses (as defined below). If Tenant uses more than its percentage share of the Outside Area, for parking or other purposes, or more than its percentage share of any utility service, then Landlord may equitably increase Tenant's percentage share of costs associated with such items to account for such additional usage. Tenant shall pay to Landlord on the first day of each calendar month during the period immediately following the Commencement Date for the remainder of the Lease term one-twelfth (1/12) of the amount which Landlord estimates will be Tenant's Percentage Share of all Building Operating Expenses and Tenant's Percentage Share of all Outside Area Expenses incurred for such calendar year. Within ninety (90) days following the end of each calendar year, Landlord shall furnish Tenant a statement of expenses for such calendar year and the payments made by Tenant hereunder for such period. If Tenant's payments for said expense were less than the actual amount of said expenses, Tenant shall pay the deficiency to Landlord within ten (10) days after receipt of such statement. If said payments exceed the actual expenses, Landlord shall credit such excess to Additional Rent next due. All Building Operating Expenses and Outside Area Expenses shall be prorated as of the Commencement Date and Expiration Date to reflect any portion of a calendar year occurring with the Lease term.


                                       7.

                           (b) The term "Building Operating Expenses" shall mean
all costs and disbursements which Landlord shall pay or become obligated to pay in connection with the maintenance, repair and operation of the Building, including, but not limited to all labor, materials, supplies and services, including the cost of all maintenance contracts, used or consumed in performing Landlord's maintenance obligations hereunder. Building Operating Expenses shall also include wages and salaries of all employees engaged in the operation, maintenance and security of the Building, including taxes, insurance and benefits relating thereto; and the rental cost and overhead of any office and storage space used to provide such services. The cost of any capital improvements or expenditures made with respect to maintenance of the Building, including, without limitation, replacements of the roof membrane, or major components of the HVAC system, resurfacing, reglazing, or repainting of the Building exterior, shall be amortized over such reasonable period as Landlord shall determine and such amortized cost shall be included in Building Operating Expenses. A fee for administrative expenses incurred by Landlord in connection with such work equal to five percent (5%) of the total costs and expenses referred to above shall also be included.

         The term "Outside Area Expenses" shall mean all costs and disbursements which Landlord shall pay or become obligated to pay in connection with the maintenance, repair and operation of the Outside Area and shall include, without limitations, CC&R assessments and dues levied against the Property by the Bayside Business Park Association; the cost of labor, materials, supplies and services used or consumed in operating, maintaining and repairing the Outside Area, the cost of security services for the Park, the cost of any capital improvements or expenditures made to the Outside Area after the Commencement Date, including but not limited to the repaving of parking areas and replacement of landscaping, such cost thereof to be amortized over such reasonable period as Landlord shall determine and included within the Outside Area Expenses; and a fee for administrative expenses incurred by Landlord in connection with such work equal to five percent (5%) of the total costs and expenses referred to above.

         7.       Taxes.

                  7.1 Tenant's Personal Property. Tenant shall pay prior to delinquency all taxes, license fees, and public charges assessed or levied against Tenant, Tenant's estate in this Lease or Tenant's leasehold improvements, trade fixtures, furnishings, equipment and other personal property.

                  7.2 Tenant's Obligations to Pay Real Property Taxes. Tenant shall pay Tenant's Percentage Share of Real Property Taxes (as defined in Paragraph 7.3 below) during the Lease term; provided, however, that if the Property contains more than one building Tenant shall pay Tenant's share of (a) all Real Property Taxes fairly allocable to the Building, and (b) proportionate share (based on the Building Gross Leasable Area as a percentage of the total leasable area of all existing buildings on the Property) of all real property taxes assessed with respect to the Property in general which are not fairly allocable to any one building or the Property. Notwithstanding the foregoing, in the event there is more than one tenant in the Building, Landlord reserves the right to adjust Tenant's liability for payment of the Real Property Taxes respecting the Building to reflect the portion thereof which is equitable allocable to Tenant based on the tax assessor's worksheets. Tenant shall pay to Landlord all Real Property Taxes due and payable hereunder on or before three
(3) days after the date on which Tenant receives a copy of the tax bill and notice of Landlord's determination hereunder. Tenant's liability to pay Real Property Taxes shall be prorated on the basis of 365-day year to account for any fractional portion of a tax year included in the lease term at the commencement or expiration thereof. If Landlord's lender requires Landlord to pay any or all Real Property Taxes into an impound account on a periodic basis during the lease term, Tenant, on written notice from Landlord, shall pay a sum of money toward its liability under this paragraph to Landlord on a periodic basis in accordance with the Lender's requirements.

                  7.3 Definition. The term "Real Property Taxes" shall mean all taxes, general and special assessments, and other charges imposed by any taxing authority and levied against the Property or against Landlord by virtue of its ownership thereof or collection of rental income therefrom (excepting only estate taxes, inheritance taxes, and income taxes that are payable on nonrental as well as rental income). "Taxing authority" includes all entities having taxing or assessment authority by law or by virtue of any recorded instrument binding on the owner of the Premises, including, but not limited to Local Improvement District No. ___ of the City of Fremont.


                                       8.

                  7.4 Supplemental Assessments. Tenant shall be liable for Tenant's Percentage Share of Real Property Taxes on any supplemental assessments levied against the Property which are applicable to any portion of the lease term. Tenant's liability for supplemental assessments shall survive the expiration or earlier termination of the lease term. Tenant shall pay Landlord such amounts within thirty (30) days of Tenant's receipt of Landlord's invoice for supplemental assessments.

         8. Utilities and Services. Tenant shall pay for all costs of providing utility services to the Premises, including fire sprinkler monitoring. If utilities are not separately metered to the Premises, the cost of utilities shall be included in Building Operating Expenses. No failure or interruption of any such utilities or service shall entitle Tenant to terminate this Lease or to withhold rent or other sums due hereunder and Landlord shall not be liable to Tenant for any such failure or interruption unless caused by the willful misconduct of Landlord. Landlord shall not be responsible for providing any security protection for all or any portion of the Premises or the Outside Area, and Tenant shall at its own expense provide or obtain any security services that it desires.

         9. Indemnity. Tenant hereby indemnifies and holds Landlord harmless from and against any and all claims, demands, liabilities, and expenses, including attorneys' fees, arising from Tenant's use of the Premises or from any act permitted, or any omission to act, in or about the Premises, the Property or the Park, by Tenant or its agents, employees, contractors, or invitees, or from any breach or default by Tenant of this Lease, except to the extent caused by Landlord's active negligence or willful misconduct. In the event any action or proceeding shall be brought against Landlord by reason of any such claim, Tenant shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord.

         10. Waiver of Claims. Tenant hereby waives any claims against Landlord for injury to Tenant's business or any loss of income therefrom, for damage to Tenant's property, or for injury or death of any other person in or about the Premises, the Property or the Park, from any cause whatsoever, except to the extent caused by Landlord's active negligence or willful misconduct.

         11. Insurance.

                  11.1 Tenant's Liability Insurance. Tenant shall, at its expense, obtain and keep in force during the term of this Lease a policy of comprehensive public liability insurance insuring Landlord and Tenant against any liability arising out of the condition, use, occupancy or maintenance of the Premises. Such insurance policy shall have a combined single limit for both bodily injury and property damage in an amount not less than Two Million Dollars ($2,000,000), which amount shall be increased as reasonably required by Landlord. The policy shall contain cross liability endorsements and shall insure performance by Tenant of the indemnity provisions of Paragraph 9 above. The limits of said insurance shall not limit the liability of Tenant hereunder.

                  11.2 Tenant's Property Insurance. Tenant shall, at its expense, keep in force during the term of this Lease, a policy of fire and property damage insurance in an "all risk" form with a sprinkler leakage endorsement, insuring Tenant's inventory, fixtures, equipment, personal property, and leasehold improvements within the Premises for the full replacement value thereof.

                  11.3 Landlord's Liability Insurance. Landlord may, at its option, maintain a policy of comprehensive general liability insurance insuring Landlord (and such other entities as designated by Landlord) against liability for personal injury, bodily injury or death and damage to property occurring or resulting from an occurrence in, on, or about the Property with such coverage as Landlord may from time to time deem advisable.

                  11.4 Landlord's Property Insurance. Landlord may, at its option, maintain a policy or policies of insurance covering loss or damage to the Building and the Outside Area, including protection from rental loss and coverage for operating expenses resulting from loss or damage to the Building and the Outside Area, and such other hazards as are normally insured in the industry in such amounts and with such coverage as Landlord deems advisable. All proceeds under such policies shall be payable exclusively to Landlord.

                  11.5 Payment. Tenant shall pay to Landlord during the term hereof upon receipt of an invoice therefor Tenant's share of the premiums for any insurance obtained by Landlord


                                       9.

pursuant to Paragraphs 11.3 and 11.4 above. Landlord may obtain such insurance for the Building separately, or together with other buildings and improvements which Landlord elects to insure together under blanket policies of insurance. In such case Tenant shall be liable for only such portion of the premiums for such blanket policies as are allocable to the Premises, as reasonably determined by the insurer or Landlord.

                  11.6 Waiver of Subrogation. Tenant and Landlord each hereby waives, and shall cause their respective insurers to similarly waive, any and all rights of recovery against the other, or against the officers, employees, partners, agents and representatives of the other, for loss of or damage to the property of the waiving party or the property of others under its control, to the extent such loss or damage is insured against under any insurance policy carried by Landlord or Tenant hereunder.

                  11.7 Insurance Policies. All of Tenant's insurance shall be primary insurance written in a form satisfactory to Landlord by companies acceptable to Landlord and shall specifically provide that such policies shall not be subject to cancellation or other change except after at least thirty (30) days' prior written notice to Landlord. Copies of the policies or certificates evidencing the policies, together with satisfactory evidence of payment of premiums shall be deposited with Landlord on or prior to the Commencement Date, and upon each renewal of such policies, which shall be effected not less than thirty (30) days prior to the expiration date of the term of such coverage.

         12.      Damage or Destruction.

                  12.1 Damage. If any structural portion of the Premises that Landlord is obligated to maintain is damaged or destroyed by any cause, if such damage is insured against, and if the insurance proceeds are available for rebuilding, then this Lease will not terminate and Landlord will cause such damage to be repaired with reasonable diligence, subject to delays in the disbursement of insurance proceeds and restoration delays caused by inclement weather, governmental action or inaction, and shortage of materials or services. Landlord's obligation in this regard shall be enforceable by Tenant only if such damage interferes with Tenant's reasonable occupancy of the Premises. Tenant's rent will abate to the extent that the damage and repair period interfere with Tenant's use of the Premises. If the damage is not insured against, if the available insurance proceeds are insufficient for the repair, or if the damage occurs within the last six (6) months of the lease term, Landlord may, at its option exercised by notice to Tenant within thirty (30) days of the date that Landlord acquires knowledge of the damage, elect either to complete the repair at its expense, or to terminate this Lease as of the date of damage. If Landlord elects to repair, rent will abate in the manner described above; other than the obligation to repair stated above, Landlord shall have no liability to Tenant on account of the damage.

                  12.2 Tenant's Property. Landlord's obligation to rebuild or restore shall not include Tenant's trade fixtures, equipment, merchandise, or any improvements, alterations or additions made by Tenant to the Premises.

                  12.3 Waiver. Tenant waives the provisions of California Civil Code Sections 1932(2) and 1933(4), and any similar or successor statutes relating to termination of leases in the event of damage or destruction, and agrees that the parties' rights and obligations in such event shall instead be governed by this Lease.

         13. Condemnation. If any part of the Premises shall be taken for any public, or quasi-public use, under any statute or by right of eminent domain or purchase in lieu thereof, and a part thereof remains which is susceptible to occupation hereunder, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor or purchaser, and the rent payable hereunder shall be adjusted so that Tenant shall be required to pay for the remainder of the lease term only such portion of such rent as the value of the part remaining after such taking bears to the value of the entire Premises prior to such taking; but in such event Landlord shall have the option to terminate this Lease as of the date when title to the part so taken vests in the condemnor or purchaser. If all of the Premises, or such part thereof be taken so that there does not remain a portion susceptible to occupation hereunder, this Lease shall thereupon terminate. All compensation awarded upon any taking hereunder shall belong exclusively to the Landlord.

         14. Advertisements and Signs. Tenant shall not place or maintain any sign, advertisement or notice upon or about the Premises, the Building, the Property or the Park


                                       10.

without the prior written consent of Landlord, provided that Tenant may display in a reasonable manner in the Premises a sign to advertise that all or a portion of the Premises is available to sublet. Any sign, advertisement or notice so approved shall be removed by Tenant at the end of the Lease term, and Tenant shall repair any damage caused thereby. If not removed by Tenant, Landlord may have the same removed at Tenant's expense.

         15. Entry by Landlord. Landlord and its agents shall have the right to enter the Premises for the purpose of inspecting the same, showing the Premises to prospective purchasers or others, posting notices of non-responsibility, or making repairs, alterations or additions to any portion of the Building. Landlord and its agents may, at any time, within ninety (90) days prior to the expiration of the lease term, place upon Premises "For Lease" signs and exhibit the Premises to prospective tenants.

         16.      Assignment and Subletting.

                  16.1 Landlord's Consent Required. Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant's interest in the Lease or in the Premises, without Landlord's prior written consent, which shall not be unreasonably withheld. It shall be reasonable for Landlord to deny consent if
(a) the use to be made of the Premises by the proposed assignee or sublessee (i) is not generally consistent with the character and nature of all other tenancies in the Park, or (ii) conflicts with any so-called "exclusive" use then in favor of another tenant of the Park, or (iii) would be prohibited by any other term of this Lease; or (b) the character, reputation and financial responsibility of the proposed assignee or sublessee are not satisfactory to Landlord.

                  16.2 Documentation. Prior to any assignment or sublease, Tenant shall (a) provide to Landlord the proposed assignee's or sublessees name, address, financial statements for the previous three (3) years, and copies of all documents relating to Tenant's proposed assignment or sublease, and (b) shall specify all monies and other consideration to be received by Tenant for such assignment or sublease. Within ten (10) days after the receipt of such documentation, Landlord shall either (a) consent in writing to the proposed assignment or sublease subject to the terms and conditions hereinafter set forth, or (b) notify Tenant in writing that Landlord refuses such consent. In the event Landlord fails to deliver such written notice within the required period, consent to the proposed sublease or assignment shall be deemed denied.

                  16.3 Terms and Conditions. In connection with any proposed assignment or sublease Tenant shall pay to Landlord: (a) Landlord's processing costs and attorneys' fees, whether or not Landlord consents to such assignment or sublease, and (b) fifty percent (50%) of any consideration received by Tenant in connection with said assignment or sublease that exceeds the rental amount fixed by this Lease. Each assignment or sublease shall be in form satisfactory to Landlord and shall be subject and subordinate to the provisions of this Lease. Once approved by Landlord, such assignment or sublease shall not be modified without Landlord's prior written consent. Each assignee or sublessee shall agree to perform all of the obligations of Tenant hereunder and shall acknowledge that the termination of this Lease shall, at Landlord's sole election, constitute a termination of every such assignment or sublease. In the event Landlord shall consent to an assignment or sublease, Tenant shall remain primarily liable for all obligations and liabilities of Tenant under this Lease.

                  16.4 Partnership. If Tenant is a partnership, a transfer, voluntary or involuntary, of all or any part of an interest in the partnership, or the dissolution of the partnership, shall be deemed an assignment requiring Landlord's prior written consent.

                  16.5 Corporation. If Tenant is a corporation, any dissolution, merger, consolidation, or other reorganization of Tenant, or the transfer, either all at once or in series of transfers, of a controlling percentage of the capital stock of Tenant, or the sale or series of sales within any one (1) year period, of all or substantially all of Tenant's assets located in, on, or about the Premises, shall be deemed an assignment. The phrase "controlling percentage" means the ownership of, and the right to vote, stock possessing at least fifty-one percent (51%) of the total combined voting power of all classes of Tenant's capital stock issued, outstanding, and entitled to vote for the election of directors. The provisions of this paragraph shall not apply to Tenant if it is a corporation the stock of which is listed on a national securities exchange (as this term is used in the Securities Exchange Act of 1934, as amended) or is publicly traded on the over-the-counter market.


                                       11.

                  16.6 Landlord's Remedies. Any assignment or sublease without Landlord's prior written consent shall at Landlord's election be void, and shall constitute a default under this Lease. The consent by Landlord to any assignment or sublease shall not constitute a waiver of the provisions of this Paragraph 16 with respect to any subsequent assignment or sublease.

         17.      Default.

                  17.1 Event of Default. The occurrence of any of the following events (an "Event of Default") shall constitute a default and breach of this Lease by Tenant:

                           (a) The failure by Tenant to make any payment of rent
or any other required payment, as and when due, and such failure shall not have been cured within three (3) days after written notice thereof from Landlord;

                           (b) Tenant's failure to perform any other term,
covenant or condition contained in this Lease and such failure shall have continued for fifteen (15) days after written notice of such failure is given to Tenant; provided that where such failure cannot reasonably be cured within said fifteen (15) day period, Tenant shall not be in default if Tenant commences such cure within said fifteen (15) day period and thereafter diligently pursues all reasonable efforts to complete said cure until completion thereof;

                           (c) Tenant's failure to conduct its business in the
Premises for a period of more than thirty (30) consecutive days, or Tenant's removal of all or substantially all of its equipment and other possessions from the Premises: or

                           (d) Tenant's assignment of its assets for the benefit
of its creditors; the filing of a petition by or against Tenant, where such action is not dismissed within thirty (30) days, seeking adjudication or reorganization under the Bankruptcy Code; the appointment of a receiver to take possession of, or a levy by way of attachment or execution upon, substantially all of Tenant's assets at the Premises.

                  17.2 Remedies. Upon any Event of Default, Landlord shall have the following remedies, in addition to all other remedies now or hereafter provided by law or equity;

                           (a) Landlord shall be entitled to keep this Lease in
full force and effect and Landlord may enforce all of its rights and remedies under this Lease, including the right to recover rent and other sums as they become due, plus interest at the highest rate then allowed by law, from the due date of each installment of rent or other sum until paid; or

                           (b) Landlord may terminate Tenant's rights to
possession by giving Tenant written notice of termination, whereupon this Lease and all of Tenant's rights in the Premises shall terminate. Any termination under this paragraph shall not release Tenant from the payment of any sum then due Landlord or from any claim for damages or rent accrued.

         In the event this Lease is terminated pursuant to this Paragraph 17.2(b), Landlord may recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including but not limited to: (i) The cost of recovering possession of the Premises; (ii) Expenses of reletting, including necessary renovation and alteration of the Premises; (iii) Reasonable attorneys' fees, any real estate commissions actually paid and that portion of any leasing commission paid by Landlord applicable to the unexpired term of this Lease; (iv) The worth at the time of award of the unpaid rent which had been earned at the time of termination; (v) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss for the same period that Tenant proves could have been reasonably avoided; (vi) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided; and (vii) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom.

         The "worth at the time of award" of the amounts referred to in subparagraphs (iv) and (v) of this Paragraph 17.2(b) shall be computed by allowing interest at the maximum rate then permitted by law. The "worth at the time of award" of the amount referred to in


                                       12.

subparagraph (vi) of this Paragraph 17.2(b) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). The term "rent" as used in this paragraph shall include all sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease.

                  17.3 No Relief From Forfeiture After Default. Tenant waives all rights of redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, and under any other present or future law, in the event Tenant is evicted or Landlord otherwise lawfully takes possession of the Premises by reason of any Event of Default.

                  17.4 Landlord's Right to Perform Tenant's Obligations. If Tenant shall at any time fail to perform any obligation required to be made by Tenant hereunder, then Landlord may, at its option, perform such obligation to the extent Landlord deems desirable, and may pay any and all expenses incidental thereto and employ counsel. No such action by Landlord shall be deemed a waiver by Landlord of any of Landlord's rights or remedies, or a release of Tenant from performance of such obligation. All sums so paid by Landlord shall be due and payable by Tenant to Landlord on the day immediately following Landlord's payment thereof. Landlord shall have the same rights and remedies for the nonpayment of any such sums as for default Tenant in the payment of rent.

                  17.5 Remedies Not Exclusive. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies available.

                  17.6 Termination, Surrender and Abandonment. No act or conduct of Landlord, including, without limitation, efforts to relet the Premises, an action in unlawful detainer or service of notice upon Tenant's or surrender of possession by Tenant pursuant to such notice or action, shall extinguish the liability of Tenant to pay rent or other sums due hereunder or terminate this Lease, unless Landlord notifies Tenant in writing of Landlord's election to terminate this Lease. No act or conduct of Landlord, including the acceptance of the keys to the Premises, other than a written acknowledgment of acceptance of surrender signed by Landlord, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Lease term. The surrender of this Lease by Tenant voluntarily or otherwise, shall, at Landlord's option, operate as an assignment to Landlord of any and all existing assignments and subleases, or Landlord may elect to terminate any or all of such assignments and subleases by notifying the assignees and sublessees of its election within fifteen (15) days after such surrender.

         18. Effect of Conveyance. The term "Landlord" as used in this Lease, means only the current owner(s) of the Building so that in the event of any sale or other transfer of the Building, the transferor shall be deemed to be relieved of all obligations of the Landlord hereunder from and after the date of such sale, and the transferee shall be deemed to have assumed and agreed to perform any and all obligations of Landlord hereunder arising from and after said date. Landlord may transfer and deliver the Security Deposit to the transferee upon any such transfer, and thereupon Landlord shall be discharged from any liability therefor.

         19. Instruments Required by Lender. Upon written request from Landlord, Tenant agrees to forthwith execute and deliver to Landlord, such instruments, including a current statement of Tenant's financial condition, as may be reasonably required by any mortgages or holder of a deed of trust or other encumbrance on the Property.

         20. Tenant's Certificate. Tenant shall, from time to time, within ten
(10) days after receipt by Tenant from Landlord of written request therefor, deliver a duly executed and acknowledged certificate to Landlord certifying: (i) that this Lease is unmodified and in full force and effect, or if there has been any modification, that the same is in full force and effect as modified, and stating all such modifications; (ii) whether or not there is then existing any claim by Tenant of default hereunder by Landlord and, if so, specifying the nature thereof; and (iii) the dates to which the rent and other charges payable hereunder by Tenant have been paid.

         21. Subordination and Attornment. Tenant agrees that this Lease may, at the option of Landlord, be subject and subordinate to any mortgage, deed of trust, any other instrument or security, or ground lease which has been or shall be placed on the Property, provided, so long as Tenant is not in default under this Lease, no foreclosure or other right or remedy


                                       13.

exercised by the lender holding such security shall terminate this Lease. This subordination is hereby made effective without any further act of Tenant. Tenant shall, at any time hereafter, on demand, execute any instruments, releases, or other documents that may be required by any mortgagee, mortgagor, or trustor or beneficiary under any security instrument for the purpose of subjecting and subordinating this Lease to the lien of such instrument. Tenant shall attorn to any third party purchasing or otherwise acquiring the Premises at any sale or other proceeding or pursuant to the exercise of any rights, powers or remedies under any instruments of security or ground leases now or hereafter encumbering all or any part of the Premises, as if such third party had been named as Landlord under this Lease.

         22. Notices. All notices, demands or requests to be given to Tenant or Landlord shall be in writing, delivered personally or by commercial courier or by United States mail, postage prepaid, certified return receipt requested and addressed (a) to Tenant at the Premises, or (b) to Landlord at such address as it may from time to time designate to Tenant in writing. Each such notice, demand or request shall be deemed to have been received by Tenant or Landlord upon actual delivery.

         23. No Accord and Satisfaction. No payment by Tenant, or receipt by Landlord, of an amount which is less than the full amount of Base Rent and all other sums payable by Tenant hereunder at such time shall be deemed to be other than on account of (a) the earliest of such other sums due and payable, and thereafter (b) to the earliest Base Rent or other sum due and payable hereunder. No endorsement or statement on any check or any letter accompanying any payment of Base Rent or such other sums shall be deemed an accord and satisfaction, and Landlord may accept any such check or payment without prejudice to Landlord's right to receive payment of the balance of such rent and/or other sums, or Landlord's right to pursue Landlord's remedies.

         24. Attorneys' Fees. If any action or proceeding at law or in equity, or an arbitration proceeding (collectively, an "action"), shall be brought to recover any rent under this Lease, or for or on account of any breach of or to enforce or interpret any of the terms, covenants, or conditions of this Lease, or for the recovery of possession of the Premises, the prevailing party shall be entitled to recover from the other party as a part of such action or in a separate action brought for that purpose, its reasonable attorneys' fees and costs and expenses incurred in connection with the prosecution or defense of such action. "Prevailing party" within the meaning of this paragraph shall include, without limitation, a party who brings an action against the other after the other is in breach or default, if such action is dismissed upon the other's payment of the sums allegedly due for performance of the covenants allegedly breached, or if the party commencing such action or proceeding obtains substantially the relief sought by it in such action, whether or not such action proceeds to a final judgment or determination. In addition, Tenant agrees to reimburse Landlord for all of Landlord's legal fees and expenses incurred in the enforcement and protection of all of Landlord's rights under the Lease and applicable laws, whether or not an action has been brought, including reasonable attorneys' fees and costs incurred in any out-of-court settlement or in connection with the filing of a bankruptcy petition by or against Tenant.

         25. Holding Over. This Lease shall terminate without further notice at the expiration of the lease term. Any holding over after the expiration of the lease term, with the express written consent of Landlord, shall be construed to be a tenancy from month to month, at a monthly rental of one hundred twenty-five percent (125%) of the last applicable Base Rent, and shall otherwise be on the terms and conditions herein specified.

         26.      General Provisions.

                  26.1 Entire Agreement. This instrument, together with the exhibits attached hereto, constitutes the entire agreement made between the parties hereto and may not be modified orally or in any manner other than by an agreement in writing signed by all of the parties hereto or their respective successors in interest.

                  26.2 Time. Time is of the essence with respect to the performance of each and every provision of this Lease in which time of performance is a factor.

                  26.3 Captions. The captions of the numbered paragraphs of this Lease are inserted solely for the convenience of the parties hereto and shall have no effect upon the constructions or interpretation of any part hereof.


                                       14.

                  26.4 California Law. This Lease shall be construed and interpreted in accordance with the laws of the State of California.

                  26.5 Partial Invalidity. If any provision of this Lease is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions hereof shall nonetheless continue in full force and effect.

                  26.6 No Warranties. Any agreements, warranties or representations not expressly contained herein shall not bind either Landlord or Tenant.

                  26.7 Joint and Several Liability. If Tenant is more than one person or entity, each such person or entity shall be jointly and severally liable under the Lease.

                  26.8 Binding on Successors. The covenants and conditions herein contained, subject to the provisions as to assignment, shall apply to and be binding upon the parties hereto and their respective successors in interest.

                  26.9 Authority. The parties hereby represent and warrant that they have all necessary power and authority to execute and deliver this Lease on behalf of Landlord and Tenant, respectively.

                  26.10 Memorandum of Lease. Neither Landlord nor Tenant shall record this Lease or a short form memorandum hereof without the prior written consent of the other.

                  IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the dates specified below immediately adjacent to their respective signatures. Delivery of this Lease to Landlord, duly executed by Tenant, constitutes an offer by Tenant to lease the Premises as herein set forth, and under no circumstances shall such delivery be deemed to create an option or reservation to lease the Premises for the benefit of Tenant. This Lease shall only become effective and binding upon execution of this Lease by Landlord and delivery of a signed copy to Tenant.


                                       15.

                                 SECOND ADDENDUM


LANDLORD:         Bayside Spinnaker Partners II, a California Limited
                  Partnership

TENANT: SteriGenics International, a California Corporation (formerly Radiation Sterilizers, Inc.)

PREMISES:         A 6,375 square foot portion of Building H of Bayside Plaza
                  III commonly known as 4020 Clipper Court, Fremont,
                  California 94538.


         This is a Second Addendum to the Lease dated July 17, 1989 by and between Bayside Spinnaker Partners II, a California Limited Partnership, (Landlord) and SteriGenics International a California Corporation (formerly Radiation Sterilizers, Inc.)
(Tenant).

         29.0 Term: This Lease will be extended for a period of Sixty (60) months and terminate on July 31, 1999.

         30.0 Base Monthly Rental: The monthly rent shall remain Five Thousand Six Hundred Eighty Six Dollars and no Cents ($5,686.00) through July 31, 1999.

         31.0 This addendum will also Amend the Lease to correct the Tenant legal name. The Tenant is SteriGenics International a California Corporation rather than Radiation Sterilizers, Inc.


         ALL OTHER TERMS AND CONDITIONS SHALL REMAIN THE SAME.



LANDLORD:                                TENANT:

Bayside Spinnaker Partners II, a         SteriGenics International
California Limited Partnership           a California Corporation

By /s/                                   By /s/
   ---------------------------------        ------------------------------
Its Partner                              Its President & CEO
Dated 12/7, 1993                         Dated     12/6,1993

                                    ADDENDUM


LANDLORD:     Bayside Spinnaker Partners 11, a California Partnership

TENANT:       Radiation Sterilizers, Inc., a California Corporation

PREMISES:     A 6,375 square foot portion of Building H of
              Bayside Plaza III commonly known as 4020 Clipper Court,
              Fremont, California

         27.0 Prior Lease. Upon occupancy of the premises at 4020 Clipper Court, this Lease shall serve to cancel that certain lease dated July 7, 1988 for the premises located at 46721 Fremont Boulevard, Fremont, California.

         28.0 Security Deposit. Tenant shall deposit with Landlord the sum of Five Thousand One Hundred Seventy One Dollars ($5,171). The sum of $2,200 is already on deposit for the prior lease and that amount shall be carried over to this lease. Tenant shall pay the difference of $2,971 upon execution of this lease.

                                   EXHIBIT A-1
                                 [IMAGE OMITTED]

                                   EXHIBIT A-2
                                 [IMAGE OMITTED]

                                    EXHIBIT B

                              WORK LETTER AGREEMENT


Construction of Tenant Improvements.

         I. Definitions.

                  (a) The term "Tenant Improvements" shall mean those improvements that Landlord is obligated to construct in the Premises pursuant to plans and specifications developed therefor in accordance with Paragraph IL below.

                  (b) The term "Tenant Improvement Costs" shall mean all sums
(i) paid to contractors, subcontractors, suppliers, and materialmen for labor and materials furnished in connection with construction of the Tenant Improvements; (ii) paid to governmental authorities or agencies for all necessary governmental permits, licenses, inspections and approvals related to the Tenant Improvements; (iii) engineering and architectural fees for services required in connection with the design and construction of the Tenant Improvements. In no event shall the Tenant Improvement Costs include any costs of procuring, constructing, or installing Tenant's personal property in the Premises.

         II Plans and Specifications. Landlord shall prepare plans and specifications (the "Plans and Specifications") for the Tenant Improvements that Tenant desires Landlord to construct for Tenant's use in the Building. The plans shall be consistent with the approved space plan attached hereto as Exhibit I. Tenant shall cooperate diligently with the Landlord's architect )the "Architect") and shall furnish all information required by the Architect for completion of the Plans and Specifications. Landlord and Tenant shall indicate their approval of the Plans and Specifications (the "Approved Plans") by initialing them and attaching them hereto as Exhibit II.

         III. Tenant Improvement Standards.

                  (a)      Office Area.

1) Carpet throughout the office area except for sheet vinyl in the restrooms. Carpet shall consist of 22 ounce direct glue-down carpet by Design Weave, without pad. Kitchen area shall consist of vinyl tile flooring.

2) Suspended acoustical ceiling, consisting of 2'x 4' EX posed grid at 9'in height.

3)       Recessed fluorescent lighting fixtures, to code.

4)       Heating, ventilating and air conditioning.

5) Doors and partitions as shown with partitions to be textured and painted. Doors are B-3 prefinished Birch, solid core with 20 minute label.

6) 2'x 7' sidelights provided with all private offices and conference rooms.

7)       Standard bathroom and shower fixtures, as shown.

8) Electrical service as shown with standard switching Telephone and CRT outlets include pull wire, cable provided by others.

9)       Fire sprinklers to office area, to code.

10) Coffee Bar adjacent to Restrooms shall have hot/cold running water, sink, and cabinets or cupboards. Dishwasher and garbage disposal to be provided by Landlord. Tenant to provide refrigerator.

                  (b)      Warehouse Area.

l)       Chain hung strip fluorescent lighting as shown.

2)       Sealed concrete floor.

3)       Electrical service as shown.

4)       Fire sprinklers to warehouse area, to code.

                  (c)      Exclusions.

         The tenant improvement standard does not include the following:
1)       Electrical data gathering lines or security equipment.
2)       Telephonic or other communications equipment.

3)       Kitchen appliances- to be provided-by-Tenant.

         IV.

1) When practicable, Tenant shall be allowed to help decide interior colors, finishes, etc., so long as cogs are not increased.

2) At Tenant's request, any upgrades from Landlord's tenant improvement standards shall be allowed with Landlord's approval, at Tenant's expense.

                                    EXHIBIT D


                  Month                              Monthly Rent

                  1-3                                $    0
                  4-60                                5,171

                                    EXHIBIT E

                            RENT ADJUSTMENT SCHEDULE


         The Base Rent of Five Thousand One Hundred Seventy One Dollars ($5,17
1) shall be adjusted as of do expiration of the thirtieth (30th) month of the lease term (the Rental Adjustment Dates) to reflect any increase in the cost of living. The adjustment or adjustments, if any, shall be calculated upon the basis of the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for All Urban Consumers, for San Francisco-Oakland (1967=100), hereafter referred to as the "Index". The last published Index in effect on the Commencement Date shall be considered the "base". On each rental adjustment date, the base rent shall be increased to an amount equal to the base rent multiplied by a fraction, the numerator of which is the Index as of such rental adjustment date, and the denominator of which is the "Base." When the adjusted Base Rent is determined upon each Rental Adjustment Date, Landlord shall give Tenant written notice to that effect indicating how the new base rent figure was computed in accordance with this, VMS. In no event shall the adjustment of the Base Rent be greater than eight percent (8%) per year compounded, or less than four percent (4%) per year, compounded. If the Index does not exist on any Rental Adjustment Date in the same format as referred to in this paragraph, Landlord shall substitute in lieu thereof an index reasonably comparable to the Index referred to above which is then published by the Bureau of Labor Statistics, or successor or similar governmental agency, or if no governmental agency then publishes an index, Landlord shall substitute therefor any comparable index then published by a reputable private organization.

                              [Company Letterhead]





                                  SIGN CRITERIA
                                  BAYSIDE PLAZA


TENANT IDENTIFICATION   WINDOW SIGNS


All window signs are to be made with 3" white vinyl capita! letters only in the Medium. Helvetica style, Tenant may use one window only either to the left or the right of the entrance door, whichever provides the best visibility. Company names and logos are allowed - no slogans,

Copy should start at 5' from grade working down to no more than 4' from grade, if a company logo or symbol is desired it may be laded under the company name. Logos or symbols may be any color (based on approval by management) but must be no larger than a total of 76 (seventy-six) square inches within an imaginary square,

                               [EXHIBIT I OMITTED]

                            [KING & LYONS LETTERHEAD]


                                  SIGN CRITERIA

                                  BAYSIDE PLAZA

TENANT IDENTIFICATION   WINDOW SIGNS


All window signs are to be made with 3" white vinyl capital letters only in the Medium Helvetica style. Tenant may use one window only either to the left or the right of the entrance door, whichever provides the best visibility. Company names and logos are allowed - no slogans,

Copy should start at 5' from grade working down to no more than 4' from grade, if a company logo or symbol is desired it may-be placed under the company name. Logos or symbols may be any color (based an approval by management) but must be no larger than a total of 76 (seventy-six) square inches within an imaginary square.


                                                                       EXHIBIT F

                                   [EXHIBIT I]
                               [GRAPHIC OMITTED]

                            [KING & LYONS LETTERHEAD]

October 28, 1993

Mr. Jim Clouser
SteriGenics International
P.O. Box 5030
Fremont, CA 94537-5030

Dear Jim:

In conjunction with certain financial activities we are pursuing, we require your signature on the completed Tenant Estoppel letter which is enclosed. Please obtain the appropriate signature. If you are not the responsible party for executing these documents, we request mat you please forward to the appropriate person.

Your assistance in signing the enclosed Estoppel and returning it to us before November 12, 1993 would be most appreciated.

Should you have any questions or need further information, please do not hesitate to contact me at 656-1900. Thank you for your prompt handling of this matter.

Sincerely,

KING & LYONS

/s/ Mary Blaser
---------------------------
Mary Blaser
Property Manager

/tk

Enclosures

                                        Building No:   H,511
                                        Address:       4020 Clipper Court
                                                       Fremont, California
                                        Project:       Bayside Plaza III
                                        Tenant:        SteriGenics International


ESTOPPEL CERTIFICATE

TO:      SCI Limited Partnership
         Security Capital Industrial Trust
         125 Lincoln Avenue
         Santa Fe, New Mexico 87501

         NationsBank of Texas, N.A.
         901 Main Street, 51st Floor
         Dallas, Texas 75202

                  The undersigned, the tenant ("Tenant") under a certain lease agreement, a true copy of which is attached hereto as Exhibit A ("Lease"), does hereby certify as follows:


                  1. The Lease is presently in full force and effect and unmodified except as may be evidenced by written instrument attached as part of Exhibit A, The landlord ("Landlord") Is Bayside Spinnaker Partners II, The Lease has not in any respect been modified, altered or amended other than as set forth in Exhibit A and contains the entire agreement between Landlord and Tenant,

                  2. The lease term has commenced and full rental is now accruing thereunder. The term of the Lease commenced on August 1, 1989 and expires on July 31, 1994, unless sooner terminated pursuant to the provisions of the Lease, The Lease provides no option to extend the term of the Lease.

                  3. Tenant has accepted possession of the leased premises under the Lease and any improvements required by the terms of the Lease to be made by Landlord have been completed to the satisfaction of Tenant. Tenant presently occupies 6,3375 square feet in the building located at 4020 Clipper Court,, Fremont, California (the "Building"), Tenant is paying base rent of $5,686.00 per month as rental to Landlord under the Lease. Tenant is responsible for, and is currently paying to Landlord estimated monthly expenses equal to $1,020.00, which represents Tenant's estimated share of common area maintenance charges, real estate taxes, insurance and other costs as outlined in the Lease.

                  4. No rent under said Lease has been paid more than thirty
(30) days in advance of its due date. Landlord is not in any respect in default in the performance of the terms and provisions of the Lease, nor to Tenant's knowledge, is there now any fact or condition which, with notice or lapse of time or both, will become such a default, Tenant is not in any respect in default of the Lease (nor is there now any fact or condition which, with notice or lapse of time or both, will become such a default), and Tenant has not assigned, transferred, sublet or hypothecated its interest under the Lease,

                  5. The Tenant, as of this date, has no claim, charge, defense or offset under the Lease or otherwise, against rents or other charges due or to become due thereunder. As of the date hereof, Tenant has not asserted any such offset or credit,

                  6. Tenant has not made any payment to Landlord as a security deposit or rental deposit except any payment expressly provided for in the Lease as follows: $5,171,00 Security Deposit.

                  7. Except as stated otherwise herein, Tenant does not have any right to renew or extend the term of the Lease, nor does Tenant have any option or preferential right to purchase all or any part of the leased premises or all or any part of the building and premises of which the leased premises are a part, nor any right, title or interest with respect to the leased premises other than as Tenant under the Lease, There are no understandings, contracts, agreements or commitments of any kind whatsoever with respect to the Lease, Tenant's leased premises or the Building except as expressly provided in the Lease,

                  The foregoing provisions may be relied on by and shall inure to the benefit of the addresses noted above, Landlord and any subsequent owner and their successors, assigns, and mortgagees and shall be binding upon the undersigned and its successors and assigns.


DATED: Nov., 4, 1993



                                         SteriGenics International


                                         By:    /s/ James F. Clouser
                                                ------------------------------
                                         Name:  James F. Clouser
                                         Title: President & CEO

                                CHANGE OF ADDRESS

Reason for change:

_______ Tenant vacated    _________ Tenant relocated   ________ Lease terminated

X Billing purposes ONLY           __________ Other ________________________

Formerly RSI
New Name Too

Tenant:      SteriGenics International
Address:     4020 Clipper Ct
Partnership: BSP II           Project/Bldg: B. Plaza III/511     Lease #: 51109


New Address                P.O. Box 5030
                           Fremont, CA 94537-5030


Comments:         Have requested copy of corp. name change filed with state

                          BAYSIDE SPINNAKER PARTNERS II
                         46750 FREMONT BLVD., SUITE 201
                                FREMONT, CA 94538


                                                                 April 23, 1992

BUILDING ADDRESS: 4020 CLIPPER COURT
BUILDING NUMBER:  511

TENANT:           STERIGENICS(RSI)
ADDRESS:          PO BOX 5030
                  FREMONT, CA 94537-5030

LEASE#:           511009
LEASE PERIOD:     8/1/89-7/31/94

CALCULATIONS:

         BASE YEAR RENT*           5,171.00

         NEW CPI (Dec-91)            429.80

         OLD CPI (Aug-89)            393.80

         % RENT APPLICABLE           100.00%



         BASE              %CPI                   MINIMUM PERCENT               AMOUNT OF        NEW
         RENT              INCREASE               INCREASE ALLOWED"             INCREASE         MONTHLY RENT

         5,171.00            9.14%                       196%                     515.03           5,686.00


RECAP:

The above is an adjustment to our previous rent calculation.



         Period            Billed                    Actual                     Additional Due

         Feb-92            5,171.00                  5,686.00                   515.00
         Mar-92            5,643.72                  5,686.00                    42.28
         Apr-92            5,643.72                  5,686.00                    42.28
         Feb-92              472.72                      0.00                  -472.72
                                                                                126.84


*See Exhibit E of lease agreement
*Rent increase minimum of 4% per year
See attached copies of CPI indexes